Exhibit 99

OTS TERMINATES COMPLIANCE PLAN FOR
HARBOR FLORIDA BANCSHARES, INC.

FOR IMMEDIATE RELEASE:  MARCH 14, 2006

          (Fort Pierce, FL) Harbor Florida Bancshares, Inc. (“the Company”) (NASDAQ-HARB), the holding company for Harbor Federal Savings Bank (“the Bank”), announced today that by letter dated March 7, 2006, the Office of Thrift Supervision (“the OTS”) notified the Company that the OTS has terminated the Compliance Plan with respect to compliance with the Bank Secrecy Act and the Flood Disaster Protection Act.  The OTS advised the Company that the Company was “in compliance with all aspects of a safety and soundness program to address the Bank Secrecy Act and Flood Disaster Protection Act issues.”

          The termination of the Compliance Plan took effect, according to the OTS, “immediately.”

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CONTACT:  Michael J. Brown, Sr., Chief Executive Officer, (772) 460-7000; H. Michael Callahan, CFO, (772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; www.harborfederal.com.